Exhibit 4.4

Dated May 14, 2012

KfW
as Issuer

AGENCY RULES

relating to global bonds denominated in Euro, global notes denominated in U.S. dollars, Canadian dollars and in other currencies

HENGELER MUELLER
Frankfurt am Main

THESE AGENCY RULES are made on May 14, 2012

KfW (the “Issuer”) wishes to record by these Agency Rules (the “Agency Rules”) the provisions applicable in relation to the offering and selling from time to time of global notes by the Issuer denominated in Euro (“Euro-Bonds”), U.S. dollars (“USD-Notes”), Canadian dollars (“CAD-Notes”) and any currency other than U.S. dollars, Euro or Canadian dollars (the “Designated Currencies”) as designated from time to time in the Conditions (as defined below) relating to a particular issue of Notes (the “Designated Currency-Notes”).

In relation to any particular issue of Euro-Bonds, USD-Notes, CAD-Notes and Designated Currency-Notes, KfW may appoint:

(i)            itself as paying agent; and/or

(ii)           any other financial institution as paying agent, as registrar in respect of its USD-Notes, CAD-Notes and Designated Currency-Notes and, to the extent required by law, an additional paying agent in accordance with these Agency Rules.

Such appointment will be made in the case of (i) above, by being named as paying agent in the Conditions (as defined below) relating to the particular issue of Euro-Bonds, USD-Notes, CAD-Notes and Designated Currency-Notes, and in the case of (ii) above, by an “Agent Appointment Agreement” substantially in the form set forth in Schedule 3 hereto (or in such other form as the parties may agree) and by being named as relevant agent(s) in the Conditions (as defined below) relating to the particular issue of Euro-Bonds, USD-Notes, CAD-Notes and Designated Currency-Notes and delivery of such Conditions by the Issuer to the respective appointee.

If KfW itself acts as paying agent, it commits itself to be bound by these Agency Rules, on the understanding that these Agency Rules are not intended to create rights and obligations of KfW in its capacity as Issuer of the Euro-Bonds, USD-Notes, CAD-Notes and Designated Currency-Notes on the one hand and as paying agent on the other, even where certain provisions contained herein might so suggest, but constitute a delineation of its various duties as Issuer on the one hand and as paying agent on the other.

If a financial institution located outside the Federal Republic of Germany is appointed as paying agent in respect of a particular issue of Euro-Bonds, USD-Notes, CAD-Notes and Designated Currency-Notes, KfW will appoint either itself or another German financial institution as additional paying agent in accordance with Clause 2 below.

1.             CERTAIN DEFINITIONS AND INTERPRETATION

1.1           The following terms shall, unless the context otherwise requires, have the respective meanings indicated below:

“Agent Appointment Agreement” means an agreement in or substantially in the form set forth in Schedule 3 attached hereto (or in such other form as the parties may agree) by which an Agent has been appointed.

“Agent(s)” means the Euro Paying Agent, the USD Registrar, the U.S. Paying Agent, the CAD Registrar, the CAD Paying Agent, the Registrar for Designated Currency-Notes, the Paying Agent for Designated Currency-Notes, the Additional Paying Agent (if applicable), the Calculation Agent (if applicable), the Determination Agent (if applicable) and the Exchange Rate Agent (if applicable).

“Calculation Agent”, if applicable, means the Paying Agent in its capacity as calculation agent in respect of the Notes or any other calculation agent appointed by the Issuer in accordance with these Agency Rules.

“Clearing System(s)” means Clearstream Banking AG, Frankfurt am Main (also known as CBF), Euroclear Bank SA/NV (also known as Euroclear), Clearstream Banking, société anonyme, Luxembourg (also known as CBL and together with Euroclear the “ICSDs”), and The Depository Trust Company (also known as DTC) as the case may be; and “Relevant Clearing System” means, in the case of Euro-Bonds, CBF, in the case of Designated Currency-Notes, the ICSDs and DTC, and in the case of USD-Notes and CAD-Notes, DTC.

“Conditions” means the terms and conditions applicable to a particular issue of Euro-Bonds, USD-Notes, CAD-Notes or Designated Currency-Notes, forming part of the Global Certificate(s), and “Master Conditions” means the forms of the terms and conditions set out in Schedule 1A (in respect of Euro-Bonds), Schedule 1B (in respect of USD-Notes), Schedule 1C (in respect of CAD-Notes), and Schedule 1D (in respect of Designated Currency-Notes) attached hereto.

“Determination Agent”, if applicable, means any determination agent appointed by the Issuer in accordance with these Agency Rules.

“Exchange Rate Agent”, if applicable, means the Paying Agent in its capacity as exchange rate agent for the purpose of converting the Conversion Amount into U.S. dollars (i) in the cases of Designated Currency-Notes, where DTC-Holders do not elect to receive payments in the Designated Currency, as applicable, and (ii) in the cases of CAD-Notes where Holders do not elect to receive payments in Canadian dollars, or any other exchange rate agent that the Issuer may appoint in accordance with these Agency Rules.

“Frankfurt Business Day” means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Frankfurt am Main.

“Global Certificate” means each of the Global Certificate representing a particular issue of Euro-Bonds; the ICSD Global Certificate and the DTC Global Certificate representing a particular issue of Designated Currency-Notes; and the Global Certificate representing a particular issue of USD-Notes or CAD-Notes. A Global Certificate kept in custody for DTC representing a particular issue of USD-Notes, CAD-Notes or Designated Currency-Notes, as the case may be, may consist of one or more global certificates to the extent required by the rules and procedures of DTC. In the event that more than one global certificate is required, each such global certificate shall be identical except for the principal amount thereof and any identifying notations.

“Master Global Certificates” means the forms of Global Certificates set out in Schedule 2A (in respect of Euro-Bonds), Schedule 2B (in respect of USD-Notes), Schedule 2C (in respect of CAD-Notes) and Schedule 2D (in respect of Designated Currency-Notes) attached hereto.

“New York Business Day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York.

“Note(s)” means any of the Euro-Bonds, the USD-Notes, the CAD-Notes or the Designated Currency-Notes, or all of them.

“Paying Agent(s)” means any of the Euro Paying Agent, the U.S. Paying Agent, the CAD Paying Agent or the Paying Agent for Designated Currency-Notes, or the Additional Paying Agent, as applicable, or all of them.

“Registrar(s)” means any registrar in respect of USD-Notes, CAD-Notes and Designated Currency-Notes, or all of them.

1.2           Terms not defined in these Agency Rules shall have the same meanings as in the Master Conditions. Any reference herein to “Frankfurt” shall be a reference to Frankfurt am Main, Federal Republic of Germany (“Germany”) and any reference herein to “New York” shall be a reference to The City of New York in the State of New York, United States of America (“USA”). Any reference herein to the “Principal Financial Centre of the Designated Currency” shall be a reference to the principal financial centre of the country issuing the Designated Currency if and to the extent so specified in § 5(4) of the Conditions of the relevant Designated Currency-Notes.

2.             APPOINTMENTS

2.1           In respect of a particular issue of Euro-Bonds, USD-Notes, CAD-Notes and Designated Currency-Notes the Issuer will appoint, as applicable, in the manner specified in the introductory part of these Agency Rules:

2.1.1        a Paying Agent in respect of Euro-Bonds of the Issuer (the “Euro Paying Agent”) and, to the extent required by law, an Additional Paying Agent (the “Additional Paying Agent”);

2.1.2        a Paying Agent in respect of USD-Notes of the Issuer (the “U.S. Paying Agent”) and, to the extent required by law, an Additional Paying Agent;

2.1.3        a Paying Agent in respect of CAD-Notes of the Issuer (the “CAD Paying Agent”) and, to the extent required by law, an Additional Paying Agent;

2.1.4        a Paying Agent in respect of Designated Currency-Notes of the Issuer (the “Paying Agent for Designated Currency-Notes”) and, to the extent required by law, an Additional Paying Agent;

2.1.5        a Registrar in respect of USD-Notes, CAD-Notes and Designated Currency-Notes of the Issuer (in such respective capacities, the “USD Registrar”, the “CAD Registrar” and the “Registrar for Designated Currency Notes”); and

2.1.6        a Luxembourg listing, paying and transfer agent, where Notes are intended to be listed on the Luxembourg Stock Exchange.

2.2           Each relevant Agent agrees to act in such capacities, on the terms and conditions set out in these Agency Rules, the Conditions of the relevant Notes and any Agent Appointment Agreement.

3.             AGENT APPOINTMENT AGREEMENTS; THE NOTES

3.1           On or before the Closing Date (as defined in Clause 3.2) for any issue of Notes, the Issuer and the relevant Agent shall enter into an Agent Appointment Agreement subjecting such Notes to the provisions of these Agency Rules and appointing any additional Agent, as the case may be. The form(s) of the Global Certificate(s) and of the Conditions applicable to the Notes shall be appended to the Agent Appointment Agreement.

3.2           Any issue of Notes will be represented by one or more Global Certificates as shall be specified in the Conditions. The Conditions shall be attached to, or endorsed upon, each Global Certificate. Each Global Certificate shall be signed manually by two authorized representatives of the Issuer and dated the date for payment of the net subscription amount for the Notes to the Issuer (the “Closing Date”). Each Global Certificate shall be authenticated manually by or on behalf of the Registrar or, in the case of Euro-Bonds, by the Euro Paying Agent.

3.3           The Issuer expects that the Global Certificate(s) and the Conditions will generally be substantially in the form of the Master Global Certificates and the Master Conditions.

4.             ISSUANCE OF NOTES

4.1           Upon the conclusion of any subscription agreement for the issuance of any Notes, the Issuer shall, where applicable, deliver to the Registrar or, in the case of Euro-Bonds, to the Euro Paying Agent for authentication the Global Certificate(s) executed on behalf of the Issuer in relation to a specific issuance. In respect of USD-Notes, CAD-Notes and, in case of Designated Currency-Notes, the DTC Global Certificate, the Issuer shall deliver the Global Certificate(s) to the Registrar or to a person designated by the Registrar who shall hold the Global Certificate(s) in escrow for on-ward delivery to the Registrar, and where applicable, for authentication by or on behalf of the Registrar. In respect of the Global Certificate in case of Euro-Bonds, the Issuer shall deliver the Global Certificate authenticated by or on behalf of the Euro Paying Agent directly to CBF.

4.2           The Registrar shall hold in safe custody all unauthenticated Global Certificates in accordance with Subsection 4.1 above and shall ensure that the same are authenticated and delivered only in accordance with the terms hereof and, if applicable, the relevant Global Certificate(s).

4.3.          The Registrar or, in the case of Euro-Bonds, the Euro Paying Agent is authorized by the Issuer to authenticate such Global Certificate as may be required hereunder by the signature of any person duly authorized for such purpose by such Registrar or such Euro Paying Agent.

4.4          In respect of USD-Notes, CAD-Notes and, in case of Designated Currency-Notes, the DTC Global Certificate, the Registrar or the Paying Agent, as the case may be, shall act as custodian for DTC.

5.             PAYING AGENCY

5.1           In order to provide for the payment of the principal of, and interest on, the Notes, as such payment shall become due and payable the Issuer shall:

5.1.1        in the case of Euro-Bonds, and subject to Clause 5.5 below, pay to the Euro Paying Agent the amount in Euro of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 12 p.m. (noon) in Frankfurt on each payment date to such account at such bank in Frankfurt as the Euro Paying Agent may specify;

5.1.2        in the case of USD-Notes pay to the U.S. Paying Agent the amount in USD of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 12 p.m. (noon) in New York on each payment date to such account at such bank in New York as the U.S. Paying Agent may specify;

5.1.3        in the case of CAD-Notes pay to the CAD Paying Agent the amount in CAD of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 12 p.m. (noon) in New York on each payment date to such account at such bank in New York as the CAD Paying Agent may specify;

5.1.4        in the case of Designated Currency-Notes pay to the Paying Agent for Designated Currency-Notes the amount in the Designated Currency of interest on, or principal of, all the Notes outstanding or maturing on such due date in same day funds by 10 a.m. in the Principal Financial Centre of the Designated Currency, unless otherwise specified in the Agent Appointment Agreement, or such other time as may be specified by the Paying Agent for Designated Currency-Notes with three Frankfurt and New York Business Days prior notice to the Issuer on each payment date to such account at such bank in the Principal Financial Centre of the Designated Currency as the Paying Agent for Designated Currency-Notes may specify.

The Issuer hereby authorizes and directs the Paying Agent, from the amounts so paid to it to make payment of the principal of, and interest on, the Notes, as specified in Clause 5.3 below, on the relevant payment date as set forth in the Conditions.

5.2          Subject to Clause 5.5 below, the Paying Agent shall give payment instructions by facsimile or authenticated SWIFT message to the Issuer not later than five Frankfurt Business Days prior to each payment date stating the amount of principal and/or interest payable by the Issuer on the payment date and the account and bank to which payment is to be made.

5.3           Out of the sums paid to the Euro Paying Agent in respect of interest and principal on the Euro-Bonds, the Euro Paying Agent, subject to Clause 5.5 below, shall make payment to, or to the order of, CBF in Euro as specified in the payment provisions of the Conditions.

Out of the sums paid to the Paying Agent for Designated Currency-Notes in respect of interest and principal on the Designated Currency-Notes, such Paying Agent shall make payments to, or to the order of, the Registered Holder of the ICSD Global Certificate in the designated currency and to, or to the order of, the Registered Holder of the DTC Global Certificate, as stipulated in Clauses 10.1 and 10.2 below, in the amounts specified in the payment provisions of the Conditions. The Paying Agent for Designated Currency-Notes shall obtain from the Registrar for Designated Currency-Notes, and such Registrar shall supply, such details as are required for the Paying Agent for Designated Currency-Notes to make payments as stated above.

Out of the sums paid to the U.S. Paying Agent in respect of interest and principal on the USD-Notes, the U.S. Paying Agent shall make payment to, or to the order of, the Registered Holder of the Global Certificate as specified in the payment provisions of the Conditions.

Out of the sums paid to the CAD Paying Agent in respect of interest and principal on the CAD-Notes, the CAD Paying Agent shall make payment to, or to the order of, the Registered Holder of the Global

Certificate, as stipulated in Clauses 10.3 and 10.4 below, in the amounts specified in the payment provisions of the Conditions.

If for any reason (other than negligence or willful misconduct on the part of the Paying Agent or its officers, employees or agents) the Paying Agent does not, by the time specified in Clause 5.1, receive unconditionally the full amount payable by the Issuer to the Paying Agent on the relevant payment date in respect of all the outstanding Notes, the Paying Agent shall forthwith notify the Issuer by facsimile and shall not be bound to make any payment of principal or interest in respect of the Notes until it has received to its order, subject to Clause 5.5, the full amount of the moneys then due and payable in respect of all the outstanding Notes, provided, however, that if the Paying Agent shall, in its discretion, make any payment of principal or interest on or after the payment date therefore in respect of the Notes prior to its unconditional receipt, subject to Clause 5.5, of the full amount payable in respect of all outstanding Notes, the Issuer will promptly pay such amount to the Paying Agent and shall compensate the Paying Agent at an agreed-upon rate for the use of such funds.

5.4           Without prejudice to the obligations of the Issuer to make payments in accordance with the provisions of Clause 5.1, if payment of the appropriate amount shall be made by or on behalf of the Issuer later than the time specified in Clause 5.1, but otherwise in accordance with the provisions thereof, the Paying Agent shall forthwith give notice to the Relevant Clearing System that it has received such amount. Promptly after the receipt of the appropriate amount the Paying Agent shall make or cause to be made payments as provided in Clauses 5.1, 5.2 and 5.3.

5.5           With regard to any Euro-Bonds, the Euro Paying Agent and the Issuer agree that until further written notice by the Issuer to the Euro Paying Agent, on each date on which any payment of principal or interest on any such Euro-Bonds becomes due, the Issuer itself shall make payment of any amount payable to CBF in accordance with the payment provisions of the Conditions directly to, or to the order of, CBF.

5.6           If the Issuer should default in the payment of principal under the Notes, the Paying Agent agrees, upon consultation with the Issuer, to calculate the default rate of interest, from time to time applicable, referred to in the interest provisions of the Conditions.

5.7           In respect of monies paid to it relating to any Notes, the Paying Agent shall not be entitled to exercise any lien, right of set-off or similar claim, and shall not be liable for interest thereon.

5.8           All payments by the Paying Agent hereunder shall be made without the Paying Agent charging any commission, fee or cost to the Relevant Clearing System or to any Holder, except as expressly provided for in the payment provisions of the Conditions.

5.9           The Paying Agent shall maintain records of all payments made in respect of the Notes and shall make such records available to the Issuer upon reasonable request.

6.             PUBLICATION OF NOTICES AND DOCUMENTS FOR INSPECTION

6.1           On behalf and at the request and expense of the Issuer, the Paying Agent shall cause to be published any notices and give any notices to the Relevant Clearing System required to be given by the Issuer in accordance with the Conditions.

6.2           The Issuer shall provide the Paying Agent at the time agreed with the Paying Agent from time to time with a copy of all notices in final form (prior to publication) to be issued in connection with the Notes.

6.3           The Issuer shall provide to the Paying Agent sufficient copies of all documents required by the Conditions to be available for issue or inspection, and the Paying Agent shall make such copies available to Holders upon their request.

7.             EARLY REDEMPTION AND REPAYMENT OF NOTES

7.1           If the Issuer decides to redeem any outstanding Notes prior to their Maturity Date in accordance with the Conditions, it shall give notice of such decision to the Paying Agent not later than 3.00 p.m., Frankfurt time, on the fifth Frankfurt Business Day immediately preceding the date on which the notice shall be published in accordance with the Conditions. The Paying Agent shall publish and deliver to the

Relevant Clearing System such notice not later than three Frankfurt Business Days immediately preceding such date.

7.2           The Paying Agent shall, upon receipt of any repayment notice by the Registered Holder of the Global Certificate(s) representing Notes the Conditions of which provide for repayment at the option of the Holders, notify forthwith the Issuer thereof.  The Paying Agent shall, upon payment by the Issuer of the applicable repayment price, together with accrued interest to the applicable repayment date, cancel the Notes in accordance with Clause 8.

8.             CANCELLATION OF NOTES

8.1           Promptly upon the Issuer’s request, the Registrar or, in the case of Euro-Bonds, the Euro Paying Agent shall take all measures necessary to cancel any Notes which the Issuer has repurchased or whose maturity has been accelerated pursuant to the Conditions and which the Issuer has transferred for that purpose to the Paying Agent’s account with the Relevant Clearing System. The Registrar or, in the case of Euro-Bonds, the Euro Paying Agent shall cause any such Notes (i) when represented by a Global Certificate held in custody by CBF, to be cancelled in accordance with the procedures established for that purpose by CBF, resulting in a decrease in the aggregate amount of Notes represented by such Global Certificate by the aggregate amount of Notes so cancelled, (ii) when represented by a ICSD Global Certificate, to be cancelled in accordance with the procedures established for that purpose by the ICSDs, resulting in a decrease in the aggregate amount of Notes represented by such ICSD Global Certificate by the aggregate amount of Notes so cancelled, and (iii) when represented by a Global Certificate in the case of USD-Notes and CAD-Notes, or a DTC Global Certificate in the case of Designated Currency-Notes, to be cancelled in accordance with the procedures established for that purpose by DTC, resulting in a decrease in the aggregate amount of Notes represented by such Global Certificates by the aggregate amount of Notes so cancelled.

8.2           On the same day such cancellation is effected, the Registrar shall record such cancellation of Notes on the Register in such a way that the aggregate amount of Notes cancelled at any time together with the aggregate principal amount of Notes then outstanding and represented by the Global Certificate shall equal the aggregate principal amount of Notes originally issued by the Issuer.

8.3           The Registrar or, in the case of Euro-Bonds, the Euro Paying Agent shall furnish the Issuer within ten Frankfurt Business Days from the date of such cancellation with a certificate of cancellation signed by an authorized officer confirming cancellation of such Notes and the corresponding decrease of the relevant Global Certificate.

9.             DUTIES OF THE REGISTRAR

9.1           The Registrar shall maintain the Register pertaining to USD-Notes, CAD-Notes and Designated Currency-Notes, as the case may be, in each case in accordance with the Conditions and subject to reasonable market practice. The respective Register shall show the aggregate amount of Notes represented by each Global Certificate at the date of issue and all subsequent transfers and exchanges involving a change in such amounts and the names of the Relevant Clearing System or its nominee (each a “Payee”). In accordance with reasonable practice, on the first Frankfurt Business Day after the Record Date for any interest payment on the Designated Currency-Notes, the Registrar shall send the payment details in respect of the Payee and the accounts to which transfers should be made to the Paying Agent. On the first New York Business Day after the Record Date for any interest payment on the USD-Notes or the CAD-Notes, the Registrar shall send the payment details in respect of the Payee and the respective accounts to which transfers should be made to the Paying Agent.

9.2           Transfers or exchanges of Designated Currency-Notes will be made in accordance with the Conditions, the procedures established for this purpose between the ICSDs, DTC and the Registrar, and the ICSDs’ and DTC’s regulations applicable to such transfers or exchanges. Any such transfer or exchange which results in a change to the principal amount of Designated Currency-Notes held through the ICSDs and DTC, respectively, is required to be notified by the ICSDs and DTC to the Registrar as a transfer from one Global Certificate to the other. The Registrar shall promptly enter details of the transfer or exchange in the Register pertaining to the Designated Currency-Notes, which entry shall, without further action, cause the principal amount of each Global Certificate to be amended accordingly.

9.3           The Registrar shall ensure that no transfers or exchanges of Designated Currency-Notes shall take place during the period commencing on the Record Date and ending on the related payment date (both dates inclusive) as provided in the Conditions.

9.4           The Registrar shall at all reasonable times during office hours make the relevant Register available to the Issuer and the Paying Agent or any person authorized by either of them for inspections and for the taking of copies thereof or extracts therefrom, and the Registrar shall deliver to such persons information contained in the Register or relating to the Notes as they may reasonably request.

9.5           The Registrar or, in the case of Euro-Bonds, the Euro Paying Agent, shall cause any Global Certificate which is redeemed to be cancelled and after cancellation to be destroyed in accordance with the procedures established for that purpose by the Relevant Clearing System and shall furnish the Issuer within ten Frankfurt Business Days from the date of redemption with a certificate of destruction signed by an authorized officer confirming destruction of such Global Certificate.

10.           PAYMENTS TO DTC HOLDERS IN RESPECT OF DESIGNATED CURRENCY-NOTES AND PAYMENTS TO HOLDERS OF CAD-NOTES

10.1         All amounts of principal and interest due in respect of the Designated Currency-Notes which are represented by the DTC Global Certificate (each a “DTC Designated Currency Amount”) shall be paid in U.S. dollars (each such payment being referred to herein as a “Dollar Payment”), unless DTC has advised that the relevant Holder has made an effective election to receive all or a portion of its payment in the Designated Currency outside DTC (each a “Designated Currency Payment”) in accordance with the procedures described in the payment provisions of the Conditions.

10.2         The Paying Agent for Designated Currency-Notes shall, from each DTC Designated Currency Amount received by it, make Dollar Payments and Designated Currency Payments in accordance with the payment provisions of the Conditions.

10.3         All amounts of principal and interest due in respect of the CAD-Notes (each a “CAD Amount”) shall be paid in U.S. dollars (each such payment being referred to herein as a “Dollar Payment”), unless DTC has advised that the relevant Holder has made an effective election to receive all or a portion of its payment in Canadian dollars outside DTC (each a “CAD Payment”) in accordance with the procedures described in the payment provisions of the Conditions.

10.4         The CAD Paying Agent shall, from each CAD Amount received by it, make Dollar Payments and CAD Payments in accordance with the payment provisions of the Conditions.

11.           FURTHER DUTIES OF THE ISSUER

If the Issuer is, in respect of any payment, required to withhold or deduct any amount for or on account of taxes or duties of whatever nature as specifically contemplated under the Conditions, the Issuer shall give notice thereof to the Paying Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Paying Agent such information as it shall require to enable it to comply with such requirement.

12.           APPOINTMENT AND DUTIES OF THE EXCHANGE RATE AGENT

12.1         The Exchange Rate Agent will be appointed in respect of a specific issuance of Notes for which an Exchange Rate Agent is needed. If the Paying Agent shall act as Exchange Rate Agent, such fact will be indicated in the Agent Appointment Agreement.  The Paying Agent shall inform the Exchange Rate Agent in a timely manner before any date on which a conversion is required to be made, taking into consideration the Conditions.

12.2         Notwithstanding the Paying Agent’s obligations with respect to the conversion of the Conversion Amount pursuant to the Conditions, the Exchange Rate Agent shall in respect of each issuance of Notes in relation to which it is appointed act as agent for the Paying Agent and perform such determinations and calculations as specified in the Conditions.

13.           APPOINTMENT AND DUTIES OF THE CALCULATION AGENT

13.1         The Calculation Agent in respect of a specific issuance of Notes shall act in accordance with the Conditions.  If the Paying Agent shall act as Calculation Agent, such fact will be indicated in the Agent Appointment Agreement and/or by naming the Paying Agent as Calculation Agent in the Conditions. The Issuer will notify the Calculation Agent by forwarding the applicable pricing prospectus according to the time-line agreed with the Calculation Agent.

13.2         Subject to Clause 13.4, the Calculation Agent shall in respect of each issuance of Notes in relation to which it is appointed as such:

13.2.1     obtain such quotes and rates and/or make such determinations, calculations, adjustments and notifications as may be required to be made by it as specified in the Conditions;

13.2.2     maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times during normal business hours by the Issuer and the Paying Agent; and

13.2.3     shall communicate to the Paying Agent in a timely manner the determinations and calculations made by such Calculation Agent in respect of such Notes.

13.3         If the Calculation Agent is unable for any reason to perform the duties specified in Clause 13.2.1 above, it shall forthwith notify the Issuer and the Paying Agent of such fact.

13.4         If the Issuer has appointed a Determination Agent with respect to which the Calculation Agent is appointed, the determinations made by such Determination Agent in respect of the bases (such as interest rates, conversion rates, prices, indices or otherwise) for the calculations to be made by such Calculation Agent communicated by the Determination Agent to the Calculation Agent shall be binding on the Calculation Agent.

14.           CONDITIONS OF APPOINTMENT

14.1         The obligations of the Agents pursuant to these Agency Rules shall be several, and not joint.

14.2         The Issuer will pay to the Agents a remuneration for all services rendered by the Agents in connection with the Notes and reimburse the Agents for the expenses incurred in connection with their appointment or the exercise of their powers and duties hereunder; all as separately agreed upon by the Agents and the Issuer.

14.3         The Issuer will indemnify and hold harmless each of the Agents against any loss, liability or expense which it may incur or which may be made against it arising out of or in connection with its appointment or the exercise of its power and duties hereunder, except such as may result from such Agent’s own negligence or willful misconduct or that of its officers, employees or agents.

14.4         Each Agent will indemnify and hold harmless the Issuer against any loss, liability or expense incurred by the Issuer resulting from the negligence or willful misconduct on the part of such Agent (or such Agent’s officers, employees or agents) and arising out of or in connection with such Agent’s duties hereunder.

14.5         The indemnity provisions under Clauses 14.3 and 14.4 shall survive the termination or expiry of an Agent Appointment Agreement, including the provisions of these Agency Rules incorporated therein.

14.6         Any Agent may consult with legal and other professional advisers selected in good faith and satisfactory to it, and the legal or other professional opinion of such advisers, as the case may be, shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with such opinion.

14.7         Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction or communication from the Issuer or any document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties, except as may result from its own negligence or willful misconduct or that of its officers, employees or agents.

14.8         In acting hereunder and in connection with the Notes, the Agents do not assume any relationship of agency or trust for the Holders, and shall not have any obligation towards them.

14.9         Nothing herein shall be deemed to require any Agent to advance its own funds in the performance of its duties hereunder.

15.           CHANGES IN AGENTS

15.1         The Issuer may terminate the appointment of any Agent at any time by giving the relevant Agent at least 30 days’ written notice to that effect specifying the date on which such removal shall become effective.

15.2         Any Agent may resign at any time by giving the Issuer at least 45 days’ written notice to that effect specifying the date on which such resignation shall become effective.

15.3         No removal under Clause 15.1 or resignation under Clause 15.2 shall take effect until a successor Agent has been appointed by the Issuer or, in accordance with Clause 15.4, on behalf of the Issuer and such Agent has accepted such appointment. A successor Agent shall be appointed by the Issuer by an instrument in writing given to the successor Agent. The Issuer will inform the superseded Agent in written form about its successor Agent immediately after the appointment of such successor Agent and acceptance by the latter of such appointment. Upon the appointment of such successor Agent, the acceptance by it of such appointment and the expiry of the notice period set forth under Clause 15.1 or Clause 15.2, respectively, the Agent so superseded shall cease to be an Agent hereunder.

15.4         In case of a removal of any Agent in accordance with Clause 15.1 or in case of a resignation of any Agent in accordance with Clause 15.2, that Agent shall be entitled on behalf of and in consultation with the Issuer to appoint as a successor Agent in its place a reputable financial institution having the capability to assume the function of its predecessor Agent, if the Issuer has not appointed a successor Agent by the day falling 10 days before the expiry of the notice period set forth under Clause 15.1 or 15.2, respectively. The Agent will inform the Issuer in written form about its successor Agent immediately after the appointment of such successor Agent and acceptance by the latter of such appointment. Upon the appointment of such successor Agent, the acceptance by it of such appointment and the expiry of the notice to be given under Clause 15.1 or 15.2, respectively, the Agent so superseded shall cease to be an Agent hereunder. The relevant Agent will bear all its costs incurred by its resignation.

15.5         Notwithstanding the foregoing, the Issuer may terminate the appointment of any Agent at any time with immediate effect and without notice (fristlos) by an instrument in writing if such Agent or any affiliated company (verbundenes Unternehmen) of such Agent shall become unable to properly perform its duties according to these Agency Rules, or shall admit in writing its inability to pay or meet its debts as they severally mature, or shall be subject to a banking moratorium declared under any law, or shall make an assignment or an arrangement for the benefit of its creditors, or shall enter into liquidation, or shall file a petition in bankruptcy or become or be declared bankrupt or insolvent, or if an order of any court shall be entered approving any petition filed by or against the Agent or any affiliated company of such Agent under the provisions of the relevant bankruptcy legislation or under the provisions of any similar legislation, or the Agent or any affiliated company of such Agent shall consent to the appointment of a receiver or an administrator of all or any substantial part of its property or such receiver or administrator shall be appointed, or if any public officer shall take charge or control of the Agent or any affiliated company of such Agent or of its property or affairs, or in the case of any event similar to the foregoing affecting such Agent or any affiliated company of such Agent. As soon as reasonably practicable the Issuer shall appoint a successor Agent in written form, such appointment becoming effective with its acceptance by the successor Agent. Until the effectiveness of the appointment of the successor Agent all rights and duties of any such Agent hereunder will be assumed by the Issuer.

15.6         Any successor Agent appointed according to these Agency Rules shall execute and deliver to the Issuer an instrument accepting such appointment and, without any further act, deed or conveyance, upon its appointment becoming effective, any successor Agent shall become vested with all the authorities, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent in accordance with these Agency Rules, and such predecessor Agent shall upon payment by the Issuer of any amounts due and payable to the predecessor Agent under Clauses 14.2 and 14.3 of these Agency Rules become obliged to deliver and pay over to any such successor Agent, and any such successor Agent shall be entitled to receive, all moneys (other than moneys received by the predecessor Agent from the Issuer in respect of amounts paid under Clauses 14.2 and 14.3 of these Agency Rules), documents and records held by the predecessor Agent hereunder. On the termination of its appointment the Agent shall pass all records and documents held by it pursuant to these Agency Rules to the respective successor Agent.

15.7         Upon its resignation or removal taking effect, the Paying Agent shall hold all moneys deposited with or held by it hereunder in respect of the Notes to the order of the successor Paying Agent, but shall have no other duties or responsibilities hereunder and shall be entitled to the payment by the Issuer of its remuneration for services rendered hereunder and to the reimbursement of its expenses incurred up to its resignation or removal taking effect in accordance with the terms of Clause 15.3.

15.8         Each Agent shall give not less than 30 days’ written notice to the Issuer of any proposed change in its specified office.

15.9         Any change in any Agent shall be notified by the Issuer to the respective other Agents and to the Payees. The Issuer shall also give or cause notice thereof to be given to the Holders in accordance with the Conditions.

16.           NOTICES

16.1         Unless hereunder otherwise specifically provided, any order, notice, request, direction or other communication from the Issuer made or given in relation to the Notes under any provision of these Agency Rules shall be sufficient if it is signed by two duly authorized officers of the Issuer, and delivered by the Issuer to the Registrar and the Paying Agent.

16.2         Notices shall be addressed to KfW as follows:

(a)           If to KfW as Issuer:

KfW
Palmengartenstraße 5-9
60325 Frankfurt am Main
Federal Republic of Germany

Telefax:  0049 69 7431 4324
Attention: Bereich FM

(b)           If to KfW as Paying Agent:

KfW
Palmengartenstraße 5-9
60325 Frankfurt am Main
Federal Republic of Germany
Telefax: 0049 69 7431 4318

Attention: Transaction and Collateral Management Financial Markets (TMb2)

or at any other address of which any of the foregoing shall have notified the others in accordance with this Clause 16.2.

17.           MISCELLANEOUS

17.1         These Agency Rules may be amended by the Issuer hereto without the consent of any Holder for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein, or in any manner which the Issuer may deem necessary or desirable and which shall not be inconsistent with the Notes and which shall not, in its opinion, be materially prejudicial to the interest of the Holders, provided however, that no such amendment shall be effective with regard to any

Agent Appointment Agreement, including the provisions of these Agency Rules incorporated therein, which has been entered into prior to any such amendment of these Agency Rules.

17.2         These Agency Rules, any Agent Appointment Agreement and any non-contractual obligations arising out of or in connection with them shall in all respects be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to conflict of laws principles.

17.3         Any action or other legal proceedings arising out of or in connection with these Agency Rules and any Agent Appointment Agreement shall be brought in the District Court (Landgericht) in Frankfurt am Main, Germany.

These Agency Rules have been promulgated on the date stated at the beginning.

KfW

Schedule 1A

German Language Version of the

ANLEIHEBEDINGUNGEN FÜR EURO-BONDS

TERMS AND CONDITIONS OF EURO-BONDS

[to be inserted]

Non-binding English Translation of the

TERMS AND CONDITIONS OF EURO-BONDS

[to be inserted]

Schedule 1B

English Language Version of the
TERMS AND CONDITIONS OF USD-NOTES

[to be inserted]

Non-binding German Translation of the

TERMS AND CONDITIONS OF USD-NOTES

ANLEIHEBEDINGUNGEN FÜR USD-NOTES

[to be inserted]

Schedule 1C

English Language Version of the
TERMS AND CONDITIONS OF CAD-NOTES

[to be inserted]

Non-binding German Translation of the

TERMS AND CONDITIONS OF CAD-NOTES

ANLEIHEBEDINGUNGEN FÜR CAD-NOTES

[to be inserted]

Schedule 1D

English Language Version of the
TERMS AND CONDITIONS OF DESIGNATED CURRENCY-NOTES

[to be inserted]

Non-binding German Translation of the

TERMS AND CONDITIONS OF DESIGNATED CURRENCY-NOTES

ANLEIHEBEDINGUNGEN FÜR DESIGNATED CURRENCY-NOTES

[to be inserted]

Schedule 2A

German Language Version of the

FORM OF THE GLOBAL CERTIFICATE FOR EURO-BONDS

[to be inserted]

Non-binding English Translation of the

FORM OF THE GLOBAL CERTIFICATE FOR EURO-BONDS

[to be inserted]

Schedule 2B

English Language Version of the
FORM OF THE GLOBAL CERTIFICATES FOR USD-NOTES

[to be inserted]

Non-binding German Translation of the
FORM OF THE GLOBAL CERTIFICATES FOR USD-NOTES

[to be inserted]

Schedule 2C

English Language Version of the
FORM OF THE GLOBAL CERTIFICATES FOR CAD-NOTES

[to be inserted]

Non-binding German Translation of the
FORM OF THE GLOBAL CERTIFICATES FOR CAD-NOTES

[to be inserted]

Schedule 2D

English Language Version of the

FORM OF THE ICSD GLOBAL CERTIFICATE FOR DESIGNATED CURRENCY-NOTES

[to be inserted]

Non-binding German Translation of the
FORM OF THE ICSD GLOBAL CERTIFICATE FOR DESIGNATED CURRENCY-NOTES

[to be inserted]

English Language Version of the
FORM OF THE DTC GLOBAL CERTIFICATE FOR DESIGNATED CURRENCY-NOTES

[to be inserted]

Non-binding German Translation of the
FORM OF THE DTC GLOBAL CERTIFICATE FOR DESIGNATED CURRENCY-NOTES

[to be inserted]

Schedule 3

FORM OF AGENT APPOINTMENT AGREEMENT

[Name of

Paying Agent,

Registrar,

Calculation Agent,

Exchange Rate Agent]

[Addresses]

No.: •

pertaining to the

Agency Rules

dated May 14, 2012 of

KfW (the “Issuer”)

Dear Ladies and Gentlemen,

We refer to the Agency Rules dated May 14, 2012 promulgated by us in relation to the offering and selling from time to time of global notes denominated in Euro, U.S. dollars, Canadian dollars and any currency other than U.S. dollars, Euro or Canadian dollars as designated from time to time in the Terms and Conditions applicable to a particular issue of Notes.

Expressions defined in the Agency Rules shall have the same meanings when used herein.

We hereby appoint you at your specified office[s] detailed in the Confirmation as [Paying Agent] [and] [Registrar] [, respectively,] in relation to the issue of global notes identified below upon the terms of the above-referenced Agency Rules (the “Agency Rules”) as they relate to any [Paying Agent] [and] [Registrar] [, respectively,] appointed thereunder. The Agency Rules are incorporated herein by reference and form part hereof. The parties hereby agree that the Issue shall be subject in all respects to the terms and conditions of the Agency Rules.

The term “Issue” means the [insert currency and amount] [Floating Rate] Global [Bonds] [Notes] due [•] (the [“Notes”] [“Bonds”]) to be issued on [•] which will be evidenced by the Global Certificates attached hereto in Annexes 1 and 2 and governed by the Terms and Conditions of the [Notes] [Bonds] (the “Conditions”) attached hereto in Annex 3.

[We hereby appoint the Paying Agent as Calculation Agent [and as Exchange Rate Agent] in relation to this Issue.]

[insert specific rule regarding the issuance of the Notes pursuant to Clause 4 of the Agency Rules]

This Agreement constitutes an authorization of [•] to authenticate the Global Certificates.

This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein, or in any manner which the parties hereto may mutually deem necessary or desirable and which shall not be inconsistent with the [Notes] [Bonds] and which shall not, in their opinion, be materially prejudicial to the interest of the Holders.

The provisions of Clause 17.2 and 17.3 of the Agency Rules shall apply to this letter as if set out herein in full.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

Yours faithfully

KfW

Dated:    [•]

CONFIRMATION

We hereby accept our appointment as [Paying Agent] [and] [,] [Registrar] [and] [,] [Calculation Agent] [and Exchange Rate Agent] of KfW in relation to the above described Issue upon the terms of the above letter.

For such purposes, our specified office[s] and communication details are as follows:

[(a) If to the Paying Agent:

Address:	[ ]

Fax:	[ ]
Attention:	[ ]
e-mail: [ ]]

[(b) If to the Registrar:

Address:	[ ]

Fax:	[ ]
Attention:	[ ]
e-mail: [ ]]

[(c) If to the [Calculation Agent] [Exchange Rate Agent]:

Address:	[ ]

Fax:	[ ]
Attention:	[ ]
e-mail: [ ]]

[Name of [Paying Agent] [Registrar] [Calculation Agent] [Exchange Rate Agent]]

Dated:    [•]

Annex 1

[English][German] Language Version of the

FORM OF THE GLOBAL CERTIFICATES

[To be attached]

Annex 2

Non-Binding [English][German] Translation of the

FORM OF THE GLOBAL CERTIFICATES

[To be attached]

Annex 3

TERMS AND CONDITIONS OF THE NOTES

[To be attached]